SECURITIES PURCHASE

                            AGREEMENT

                     Dated as of May 16, 2005



                              among


                  BROADCAST INTERNATIONAL, INC.



                               and



                THE PURCHASERS LISTED ON EXHIBIT A




ARTICLE I Purchase and Sale of Notes, Warrants and AIRs......................1

     Section 1.1   Purchase and Sale of Notes, Warrants and
                   Additional Investment Rights..............................1
     Section 1.2   Purchase Price and Closing................................1
     Section 1.3   Warrants..................................................2
     Section 1.5   Conversion Shares, Warrant Shares and AIR Shares..........2

ARTICLE II Representations and Warranties....................................2

     Section 2.1   Representations and Warranties of the Company.............2
     Section 2.2   Representations and Warranties of the Purchasers.........13

ARTICLE III  Covenants......................................................15

     Section 3.1   Securities Compliance....................................15
     Section 3.2   Registration and Listing.................................15
     Section 3.3   Inspection Rights........................................16
     Section 3.4   Compliance with Laws.....................................16
     Section 3.5   Keeping of Records and Books of Account..................16
     Section 3.6   Reporting Requirements...................................16
     Section 3.7   Other Agreements.........................................17
     Section 3.8   Reservation of Shares....................................17
     Section 3.9   Disclosure of Transactions and Other Material
                   Information..............................................17
     Section 3.10  Delivery of Securities...................................18
     Section 3.12  Subsequent Financings....................................18
     Section 3.13  Beneficial Ownership Restrictions........................20
     Section 3.15  Negative Covenants.......................................21
     Section 3.16  Exchange Right...........................................22

ARTICLE IV  Conditions......................................................25

     Section 4.1   Conditions Precedent to the Obligation of the
                   Company to Close and to Sell the Notes,
                   Warrants and AIRs........................................25
     Section 4.2   Conditions Precedent to the Obligation of the
                   Purchasers to Close and to Purchase the Notes,
                   the Warrants and the AIRs ...............................26

ARTICLE V  Transfer Restrictions and Legends................................28

ARTICLE VI Termination......................................................30

     Section 6.1   Termination by Mutual Consent............................30
     Section 6.2   Effect of Termination....................................30

ARTICLE VII Indemnification.................................................30

     Section 7.1   General Indemnity........................................30
     Section 7.2   Indemnification Procedure................................31

ARTICLE VIII Miscellaneous..................................................32

     Section 8.1   Fees and Expenses........................................32
     Section 8.2   Specific Enforcement; Consent to Jurisdiction............32
     Section 8.3   Entire Agreement; Amendment..............................33
     Section 8.4   Notices..................................................33
     Section 8.5   Waivers..................................................34
     Section 8.6   Headings.................................................34
     Section 8.7   Successors and Assigns...................................34
     Section 8.8   No Third Party Beneficiaries.............................34
     Section 8.9   Governing Law............................................34
     Section 8.10  Survival.................................................35
     Section 8.11  Counterparts.............................................35
     Section 8.12  Publicity................................................35
     Section 8.13  Severability.............................................35
     Section 8.14  Further Assurances.......................................35



                  SECURITIES PURCHASE AGREEMENT


      This SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of May 16, 2005, by and among Broadcast International, Inc., a Utah corporation (the "Company"), and the entities listed on Exhibit A hereto (each, a "Purchaser" and collectively, the "Purchasers"), for the purchase by the Purchasers of the Company's 6% Senior Secured Convertible Notes Due 2008 (the "Notes"), warrants to purchase shares of the Company's Common Stock, par value $0.05 per share (the "Common Stock"), and additional investment rights to purchase additional Notes and warrants to purchase Common Stock.

      The parties hereto agree as follows:

                            ARTICLE I

         Purchase and Sale of Notes, Warrants and AIRs

      Section 1.1 Purchase and Sale of Notes, Warrants and Additional Investment Rights. Upon the following terms and conditions, the Company shall issue and sell to the Purchasers, and each Purchaser shall, severally but not jointly, purchase from the Company (i) a Note in substantially the form attached hereto as Exhibit B, (ii) warrants to purchase shares of Common Stock, in substantially the form attached hereto as Exhibits C-1 and C-2 (the "Warrants"), and (iii) additional investment rights, in substantially the form attached hereto as Exhibit D (the "AIRs"), pursuant to which each Purchaser may have the right, but not the obligation, to purchase, and upon exercise of the Purchasers' right the Company shall be required to sell, additional Notes and Warrants, in each case as set forth opposite each such Purchaser's name on Exhibit A hereto, for an aggregate purchase price to the Company from all Purchasers of $3,000,000 (the "Purchase Price"). The Company and the Purchasers are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by
Section 4(2) of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), including Regulation D ("Regulation D"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments to be made hereunder.

      Section 1.2 Purchase Price and Closing. The Company agrees to issue and sell to the Purchasers and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchasers, severally but not jointly, agree to purchase the Notes, Warrants and AIRs, in the amounts as set forth opposite their respective names on Exhibit A. The closing of the purchase and sale of the Notes, Warrants and AIRs to be acquired by the Purchasers from the Company under this Agreement shall take place at the offices of Warren W. Garden, P.C., 100 Crescent Court, Suite 490, Dallas, Texas 75201 (the "Closing") at 3:00 p.m., Central Time (i) on or before May 16, 2005, provided, that all of the conditions set forth in Article IV hereof and applicable to the Closing shall have been fulfilled or waived in accordance herewith, or (ii) at such other time and place or on such date as the Purchasers and the Company may agree upon (the "Closing Date"). The entire Purchase Price shall be paid by the Purchasers in cash, by wire transfer or in readily available funds.

      Section 1.3 Warrants. At the Closing, the Company shall issue to each Purchaser such number of Series A Warrants and Series B Warrants to purchase shares of Common Stock as is set forth opposite such Purchaser's name on Exhibit A hereto. The Series A Warrants and the Series B Warrants are collectively referred to herein as the "Warrants". The Series A Warrants shall be exercisable for five (5) years from the date of issuance and shall have an initial exercise price equal to $2.50. The Series B Warrants shall be exercisable for five (5) years from the date of issuance and shall have an initial exercise price equal to $4.00.

      Section 1.4 AIRs. At the Closing, the Company shall issue to each Purchaser such number of AIRs to purchase additional Notes and Warrants as is set forth opposite such Purchaser's name on Exhibit A hereto. Each AIR shall be exercisable at any time on or after the date of the issuance of the AIR and on or prior to the 90th day following the date that the Registration Statement is declared effective by the Commission (as such terms are defined in the Registration Rights Agreement to be entered into at the Closing among the Company and the Purchasers).

      Section 1.5 Conversion Shares, Warrant Shares and AIR Shares. The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a number of its authorized but unissued shares of Common Stock equal to the aggregate number of shares of Common Stock necessary to effect the conversion of the Notes and the exercise of the Warrants and the AIRs. Any shares of Common Stock issuable upon conversion of the Notes (and such shares when issued) are herein referred to as the "Conversion Shares". Any shares of Common Stock issuable upon exercise of the Warrants (and such shares when issued) are herein referred to as the "Warrant Shares". Any shares of Common Stock issuable upon exercise of the AIRs (and such shares when issued) are herein referred to as the "AIR Shares". The Notes, the Warrants, the AIRs, the Conversion Shares, the Warrant Shares, the AIR Shares and the PIK Interest Shares (as defined in the Notes) are sometimes collectively referred to herein as the "Securities".

                            ARTICLE II

                 Representations and Warranties

      Section 2.1 Representations and Warranties of the Company. In order to induce the Purchasers to enter into this Agreement and to purchase the Notes, the Warrants and the AIRs, the Company hereby makes the following representations and warranties to the Purchasers:

      (a) Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Utah and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company does not have any Subsidiaries (as defined in Section 2.1(g)) or own securities of any kind in any other entity, except as disclosed in the Commission Documents (as defined in Section 2.1(f)) or as set forth on Schedule 2.1(g) hereto. The Company and each such Subsidiary is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect. For the purposes of this Agreement, "Material Adverse Effect" means any adverse effect on the business, operations, properties, prospects or financial condition of the Company or its Subsidiaries and which is material to such entity or other entities controlling or controlled by such entity or which is likely to materially hinder the performance by the Company of its material obligations hereunder and under the other Transaction Documents (as defined in Section 2.1(b) hereof).

      (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement, each Lock-up Agreement, the Security Agreement, the Notes, the Warrants, the AIRs, and the other agreements and documents contemplated hereby and thereby and executed by the Company or to which the Company is party (collectively, the "Transaction Documents"), and to issue and sell the Notes, the Warrants and the AIRs in accordance with the terms hereof. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action, and, except as set forth in Schedule 2.1(b), no further consent or authorization of the Company, its Board of Directors or its stockholders is required. This Agreement has been duly executed and delivered by the Company. The other Transaction Documents will have been duly executed and delivered by the Company at the Closing. Each of the Transaction Documents constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

      (c) Capitalization. The authorized capital stock of the Company and the shares thereof currently issued and outstanding as of May 16, 2005, are set forth on Schedule 2.1(c) hereto. All of the outstanding shares of the Company's Common Stock and any other security of the Company have been duly and validly authorized. Except as disclosed in the Commission Documents or as set forth on Schedule 2.1(c) hereto, no shares of Common Stock or any other security of the Company are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as disclosed in the Commission Documents or as set forth on Schedule 2.1(c) hereto, there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except for customary transfer restrictions contained in agreements entered into by the Company in order to sell restricted securities or as provided on
Schedule 2.1(c) hereto, the Company is not a party to or bound by any agreement or understanding granting registration or anti-dilution rights to any individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind (a "Person") with respect to any of its equity or debt securities. Except as set forth on Schedule 2.1(c), the Company is not a party to, and it has no knowledge of, any agreement or understanding restricting the voting or transfer of any shares of the capital stock of the Company. Except as set forth on Schedule 2.1(c) hereto, the offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable federal and state securities laws, and no holder of such securities has a right of rescission or claim for damages with respect thereto which could have a Material Adverse Effect. The Company has furnished or made available to the Purchasers true and correct copies of the Company's Articles of Incorporation as in effect on the date hereof (the "Articles"), and the Company's Bylaws as in effect on the date hereof (the "Bylaws").

      (d) Issuance of Securities. The Notes, the Warrants and the AIRs to be issued at the Closing have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Notes shall be validly issued and outstanding, fully paid and nonassessable and free and clear of all liens, encumbrances and rights of refusal of any kind. When the Conversion Shares are issued and paid for in accordance with the terms of this Agreement and as set forth in the Notes, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Common Stock. When the Warrant Shares are issued and paid for in accordance with the terms of this Agreement and as set forth in the Warrants, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Common Stock. When the AIR Shares are issued and paid for in accordance with the terms of the AIRs, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Common Stock. When the PIK Interest Shares are issued and paid for in accordance with the terms of the Notes, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Common Stock.

      (e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) violate any provision of the Articles or Bylaws or any Subsidiary's comparable charter documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries' respective properties or assets are bound, (iii) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature on any property or asset of the Company or any of its Subsidiaries under any agreement or any commitment to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or by which any of their respective properties or assets are bound, or
(iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except, in all cases other than violations pursuant to clauses (ii), (iii) or (iv) (with respect to federal and state securities laws) or clause (i) above, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for possible violations which singularly or in the aggregate do not and will not have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is required under federal, state, foreign or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents or issue and sell the Securities in accordance with the terms hereof or thereof (other than any filings which may be required to be made by the Company with the Securities and Exchange Commission (the "Commission") prior to or subsequent to the Closing, or state securities administrators prior to or subsequent to the Closing, or any registration statement which may be filed pursuant hereto or thereto).

      (f) Commission Documents; Financial Statements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, except as disclosed on Schedule 2.1(f) hereto, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing, including filings incorporated by reference therein, being referred to herein as the "Commission Documents"). The Company has delivered or made available (through the SEC EDGAR website) to the Purchasers true and complete copies of the Commission Documents filed with the Commission since December 31, 2000. The Company has not provided to the Purchasers any material non-public information or other information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. At the time of its filing, the Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 2004 (the "Form 10-Q") complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents, and the Form 10-Q did not contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. At the time of its filing, the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004 (the "Form 10-K") complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents, and, at the time of its filing, the Form 10-K did not contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the Commission Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

       (g) Subsidiaries. Schedule 2.1(g) hereto sets forth each Subsidiary of the Company, showing the jurisdiction of its incorporation or organization and showing the percentage of each Person's ownership of the outstanding stock or other interests of such Subsidiary. For the purposes of this Agreement, "Subsidiary" shall mean any Person of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other Persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable. There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any Subsidiary for the purchase or acquisition of any shares of capital stock of any Subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Neither the Company nor any Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any Subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence except as set forth on Schedule 2.1(g) hereto. Neither the Company nor any Subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any Subsidiary.

      (h) No Material Adverse Change. Since December 31, 2004, the Company has not experienced or suffered any Material Adverse Effect, except for operating losses incurred in the ordinary course of business.

      (i) No Undisclosed Liabilities. Except as disclosed on Schedule 2.1(i) hereto, neither the Company nor any of its Subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those set forth on the balance sheet included in the Form 10-K or incurred in the ordinary course of the Company's or its Subsidiaries respective businesses since December 31, 2004, and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company or its Subsidiaries.

      (j) No Undisclosed Events or Circumstances. Since December 31, 2004, except as disclosed on Schedule 2.1(j) hereto or in the Commission Documents, no event or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

      (k) Indebtedness. Schedule 2.1(k) hereto sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For purposes of this Agreement: (x) "Indebtedness" of any Person means, without duplication (A) any indebtedness for borrowed money in excess of $100,000, (B) any obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business) in excess of $100,000, (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) any obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses,
(E) any indebtedness in excess of $100,000 created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease with a present value in excess of $100,000, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) "Contingent Obligation" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto in excess of $100,000 due under leases required to be capitalized in accordance with GAAP. Except as disclosed on Schedule 2.1(k), neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

      (l) Title to Assets. Each of the Company and the Subsidiaries has good and marketable title to all of its real and personal property, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances of any nature whatsoever, except as disclosed in the Commission Documents, for those indicated on Schedule 2.1(l) hereto or such that, individually or in the aggregate, do not have a Material Adverse Effect. All leases to real and personal property of the Company and each of its Subsidiaries are valid and subsisting and in full force and effect.

      (m) Actions Pending. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary which questions the validity of this Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto. Except as set forth on Schedule 2.1(m) hereto, there is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against or involving the Company, any Subsidiary or any of their respective properties or assets, which individually or in the aggregate, would have a Material Adverse Effect. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any Subsidiary or any officers or directors of the Company or any Subsidiary in their capacities as such, which individually, or in the aggregate, would have a Material Adverse Effect.

      (n) Compliance with Law. The business of the Company and the Subsidiaries has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except as set forth in the Commission Documents or on Schedule 2.1(n) hereto or such that, individually or in the aggregate, the noncompliance therewith would not have a Material Adverse Effect. The Company and each of its Subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

      (o) Taxes. Except as set forth on Schedule 2.1(o) hereto, the Company and each of the Subsidiaries has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company and the Subsidiaries for all current taxes and other charges to which the Company or any Subsidiary is subject and which are not currently due and payable. Except as disclosed on Schedule 2.1(o) hereto, none of the federal income tax returns of the Company or any Subsidiary have been audited by the Internal Revenue Service. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company or any Subsidiary for any period, nor of any basis for any such assessment, adjustment or contingency.

      (p) Certain Fees. Except as set forth on Schedule 2.1(p) hereto, the Company has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders' structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents.

      (q) Disclosure. To the best of the Company's knowledge, neither this Agreement or the Schedules hereto nor any other documents, certificates or instruments furnished to the Purchasers by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

      (r) Intellectual Property. Except as set forth on Schedule 2.1(r), the Company and each of the Subsidiaries owns or possesses all the Proprietary Rights owned by it and have no knowledge that such rights are in conflict with the rights of others. As of the date of this Agreement, neither the Company nor any of its Subsidiaries has received any written notice that any Proprietary Rights have been declared unenforceable or otherwise invalid by any court or governmental agency. As of the date of this Agreement, there is, to the knowledge of the Company, no material existing infringement, misuse or misappropriation of any Proprietary Rights by others. From December 31, 2004 to the date of this Agreement, neither the Company nor any of its Subsidiaries has received any written notice alleging that the operation of the business of the Company or any of its Subsidiaries infringes in any material respect upon the intellectual property rights of others. "Proprietary Rights" shall mean patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations, and all rights with respect to the foregoing.

      (s) Environmental Compliance. Except as disclosed on Schedule 2.1(s) hereto, the Company and each of its Subsidiaries have obtained all approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other Person, that are required under any Environmental Laws, the absence of which would have a Material Adverse Effect. "Environmental Laws" shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. Except as set forth on
Schedule 2.1(s) hereto, the Company has all necessary governmental approvals required under all Environmental Laws and used in its business or in the business of any of its Subsidiaries, except for such instances as would not individually or in the aggregate have a Material Adverse Effect. The Company and each of its Subsidiaries are also in compliance with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws. Except for such instances as would not individually or in the aggregate have a Material Adverse Effect, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company or its Subsidiaries that violate or may violate any Environmental Law after the Closing or that may give rise to any Environmental Liabilities, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including, without limitation, underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance. "Environmental Liabilities" means all liabilities of a Person (whether such liabilities are owed by such Person to governmental authorities, third parties or otherwise) whether currently in existence or arising hereafter which arise under or relate to any Environmental Law.

      (t) Books and Records; Internal Accounting Controls. The books, records and documents of the Company and its Subsidiaries accurately reflect in all material respects the information relating to the business of the Company and the Subsidiaries, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or any Subsidiary. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and
(iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences.

      (u) Material Agreements. Except for the Transaction Documents or as set forth on Schedule 2.1(u) hereto, or those that are included as exhibits to the Commission Documents, neither the Company nor any Subsidiary is a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission (collectively, "Material Agreements") if the Company or any Subsidiary were registering securities under the Securities Act. The Company and each of its Subsidiaries has in all material respects performed all the obligations required to be performed by them to date under the foregoing agreements, have received no notice of default and, to the best of the Company's knowledge, are not in default under any Material Agreement now in effect, the result of which could cause a Material Adverse Effect. No written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement of the Company or of any Subsidiary limits or shall limit the payment of dividends on its Common Stock, except as set forth on Schedule 2.1(u) hereto.

      (v) Transactions with Affiliates. Except as disclosed in the Commission Documents or as set forth on Schedule 2.1(v) hereto, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) the Company, any Subsidiary or any of their respective customers or suppliers, on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company, or any of its Subsidiaries, or any Person owning 5% or more of the capital stock of the Company or any Subsidiary or any member of the immediate family of such Person, officer, employee, consultant, director or 5% or greater stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder.

      (w) Securities Act of 1933. The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Securities, or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any Person, or has taken or will take any action so as to bring the issuance and sale of any of the Securities under the registration provisions of the Securities Act and applicable state securities laws. Neither the Company nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities.

      (x) Governmental Approvals. Except as set forth on Schedule 2.1(x) hereto, and except for the filing of any notice prior or subsequent to the Closing that may be required under applicable state and/or federal securities laws (which if required, shall be filed on a timely basis), no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Notes, the Warrants and the AIRs, or for the performance by the Company of its obligations under the Transaction Documents.

      (y) Employees. Neither the Company nor any Subsidiary has any collective bargaining arrangements or agreements covering any of its employees. Except as set forth in the Commission Documents or on Schedule 2.1(y) hereto, neither the Company nor any Subsidiary has any employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or such Subsidiary, which contract or agreement is required to be disclosed in the Commission Documents but which is not so disclosed. Since December 31, 2004, no officer, consultant or key employee of the Company or any Subsidiary whose termination, either individually or in the aggregate, could have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any Subsidiary.

      (z) Absence of Certain Developments. Except as set forth in the Commission Documents or on Schedule 2.1(z) hereto, since December 31, 2004, neither the Company nor any Subsidiary has:

            (i) issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto other than under the Company's stock option plans;

            (ii) borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the Company's or such Subsidiary's business;

            (iii) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

            (iv) declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

            (v) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business;

            (vi) sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights, or disclosed any proprietary confidential information to any Person except in the ordinary course of business or to the Purchasers or their representatives;

            (vii) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

            (viii) made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

            (ix) made capital expenditures or commitments therefor that aggregate in excess of $25,000;

            (x) entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business;

            (xi) made charitable contributions or pledges in excess of $25,000;

            (xii) suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

            (xiii) experienced any material problems with labor or management in connection with the terms and conditions of their employment;

            (xiv) effected any two or more events of the foregoing kind which in the aggregate would cause a Material Adverse Effect; or

            (xv) entered into an agreement, written or otherwise, to take any of the foregoing actions.

      (aa) Use of Proceeds. The proceeds from the sale of the Notes, the Warrants and the AIRs will be used by the Company solely for working capital purposes, and shall not be used (i) to repay any outstanding Indebtedness or any loans to any officer, director, affiliate or insider of the Company; provided, however, that the Company may repay the Indebtedness listed on
Schedule 2.1(k) attached hereto, but only as and when such Indebtedness becomes due per the terms of such Indebtedness as in effect on the date of this Agreement, or (ii) for dividends or other distributions on any class of its capital stock or to repurchase any capital stock (or any options, rights, warrants or securities exchangeable or convertible into its capital stock). The Company shall promptly engage the services of a reputable investor relations firm, which selection shall be subject to the reasonable approval of the holders of at least 85% in principal amount of the then-outstanding Notes, and shall continue to use the services of such firm (or another firm selected through a similar process) for a period of at least two years from the Closing Date, unless all of the Notes are repaid or converted to Common Stock prior to two years from the Closing Date.

      (bb) Public Utility Holding Company Act and Investment Company Act Status. The Company is not a "holding company" or a "public utility company" as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The Company is not, and as a result of and immediately upon Closing will not be, an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

      (cc) ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan by the Company or any of its Subsidiaries which is or would cause a Material Adverse Effect. The execution and delivery of this Agreement and the issue and sale of the Notes, the Warrants and the AIRs will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"); provided that, if any Purchaser, or any Person that owns a beneficial interest in any Purchaser, is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) with respect to which the Company is a "party in interest" (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met. As used in this Section 2.1(cc), the term "Plan" shall mean an "employee pension benefit plan" (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any Subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any Subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

      (dd) Delisting Notification. The Company has not received a delisting notification from the OTC Bulletin Board that has not been rescinded, and, to its knowledge, there are no existing facts or circumstances that could give rise to the delisting of the Common Stock from the OTC Bulletin Board.

      (ee) Sarbanes-Oxley Act. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect.

      Section 2.2 Representations and Warranties of the Purchasers. Each of the Purchasers hereby makes the following representations and warranties to the Company with respect solely to itself and not with respect to any other
Purchaser:

      (a) Organization and Standing of the Purchasers. If such Purchaser is an entity, such Purchaser is a corporation, limited liability company or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

      (b) Authorization and Power. Such Purchaser has the requisite power and authority to enter into and perform the Transaction Documents and to purchase the Notes, the Warrants and the AIRs being sold to it hereunder. The execution, delivery and performance of the Transaction Documents by such Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Purchaser or its Board of Directors, stockholders, or partners, as the case may be, is required. This Agreement has been duly authorized, executed and delivered by such Purchaser. The other Transaction Documents constitute, or shall constitute when executed and delivered, valid and binding obligations of such Purchaser enforceable against such Purchaser in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

      (c) Acquisition for Investment. Such Purchaser is purchasing the Notes and acquiring the Warrants and the AIRs solely for its own account and not with a view to or for sale in connection with the distribution thereof. Such Purchaser does not have a present intention to sell any of the Securities, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any of the Securities to or through any Person; provided, however, that by making the representations herein and subject to Section 2.2(e) below, such Purchaser does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to pledge any of the Securities for margin purposes and/or to dispose of any of the Securities at any time in accordance with federal and state securities laws applicable to such disposition. Such Purchaser acknowledges that it (i) has such knowledge and experience in financial and business matters such that such Purchaser is capable of evaluating the merits and risks of its investment in the Company,
(ii) is able to bear the financial risks associated with an investment in the Securities, and (iii) has been given full access to such records of the Company and the Subsidiaries and to the officers of the Company and the Subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation.

      (d) Rule 144. Such Purchaser understands that the Securities must be held indefinitely unless such Securities are registered under the Securities Act or an exemption from registration is available. Such Purchaser acknowledges that it is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act ("Rule 144"), and that such Purchaser has been advised that Rule 144 permits resales only under certain circumstances. Such Purchaser understands that to the extent that Rule 144 is not available, such Purchaser will be unable to sell any Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement.

      (e) General. Such Purchaser understands that the Securities are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Securities. Such Purchaser understands that no United States federal or state agency or any government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

      (f) Opportunities for Additional Information. Such Purchaser acknowledges that such Purchaser has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company concerning the financial and other affairs of the Company, and to the extent deemed necessary in light of such Purchaser's personal knowledge of the Company's affairs, such Purchaser has asked such questions and received answers to the full satisfaction of such Purchaser, and such Purchaser desires to invest in the Company.

      (g) No General Solicitation. Such Purchaser acknowledges that the Securities were not offered to such Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which such Purchaser was invited by any of the foregoing means of communications.

      (h) Accredited Investor. Such Purchaser is an accredited investor (as defined in Rule 501 of Regulation D), and such Purchaser has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities. Such Purchaser acknowledges that an investment in the Securities is speculative and involves a high degree of risk.

      (i) Certain Trading Activity. Notwithstanding the foregoing, no Purchaser makes any representation, warranty or covenant hereby that it will not engage in Short Sales (as defined in Regulation SHO under the federal securities laws) in the securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced. In addition, it is understood and agreed by the Company (i) that none of the Purchasers has been asked to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or "derivative" securities based on securities issued by the Company or to hold the Securities for any specified term, (ii) that past or future open market or other transactions by any Purchaser, including Short Sales, and specifically including, without limitation, Short Sales or derivative transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company's publicly-traded securities, (iii) that any Purchaser, and counter-parties in "derivative" transactions to which any such Purchaser is a party, directly or indirectly, presently may have a "short" position in the Common Stock, and (iv) that each Purchaser shall not be deemed to have any affiliation with or control over any arm's length counter-party in any "derivative" transaction.

                           ARTICLE III
                            Covenants

      The Company covenants with each Purchaser as follows, which covenants are for the benefit of each Purchaser and their respective permitted assignees.

      Section 3.1 Securities Compliance. The Company shall notify the Commission, in accordance with its rules and regulations, of the transactions contemplated by any of the Transaction Documents, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Purchasers, or their respective subsequent holders.

      Section 3.2 Registration and Listing. The Company will cause its Common Stock to continue to be registered under Section 12(b) or 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, will comply with all requirements related to any registration statement filed pursuant to this Agreement, and will not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company will promptly file the "Listing Application" for, or in connection with, the issuance and delivery of the Securities.

      Section 3.3 Inspection Rights. In the event the Registration Statement (as defined in the Registration Rights Agreement) is not effective or has been suspended, and subject to the Purchaser signing a mutually agreeable Non-Disclosure Agreement and agreeing not to sell (and not to permit any Person over which it has direct control to sell) any of its securities if it obtains material non-public information, the Company shall, subject to Section 3.9, permit, during normal business hours and upon reasonable request and reasonable notice, a Purchaser or any employees, agents or representatives thereof, so long as the Purchaser shall be obligated hereunder to purchase the Notes or shall beneficially own Notes aggregating $1,000,000 or more in principal amount, or shall own Securities which, in the aggregate, represent (or would be convertible into or exchangeable for securities which represent) more than two percent (2%) of the total combined voting power of all voting securities then outstanding, to examine (but not to make copies of) the records and books of account of, and visit and inspect, during the term of the Warrants, the properties, assets, operations and business of the Company and any Subsidiary, and to discuss the affairs, finances and accounts of the Company and any Subsidiary with any of its officers, consultants, directors, and key employees.

      Section 3.4 Compliance with Laws. The Company shall comply, and cause each Subsidiary to comply, with all applicable laws, rules, regulations and orders, the noncompliance with which could have a Material Adverse Effect.

      Section 3.5 Keeping of Records and Books of Account. The Company shall keep and cause each Subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its Subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

      Section 3.6 Reporting Requirements. The Company, only to the extent not included in a Commission Document publicly filed and available for public access, shall furnish two (2) copies of the following to each Purchaser in a timely manner so long as that Purchaser shall be obligated hereunder to purchase the Notes or shall beneficially own the Notes, or shall own Securities which, in the aggregate, represent (or are convertible into or exchangeable for securities which represent) more than one percent (1%) of the total combined voting power of all voting securities then outstanding:

      (a) whether or not then required to file the same with the Commission, all of the information required for Quarterly Reports filed with the Commission on Form 10-Q as soon as available, and in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of the Company, but in no event prior to the time that such Reports are publicly filed with the Commission or otherwise made publicly available;

      (b) whether or not then required to file the same with the Commission, all of the information required for Annual Reports filed with the Commission on Form 10-K as soon as available, and in any event within ninety (90) days after the end of each fiscal year of the Company, but in no event prior to the time that such Reports are publicly filed with the Commission or otherwise made publicly available; and

      (c) Copies of all notices and information, including without limitation notices and proxy statements in connection with any meetings, that are provided to holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such holders of Common Stock.

      Section 3.7 Other Agreements. The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability of the Company or any Subsidiary to perform under any Transaction Document.

      Section 3.8 Reservation of Shares. So long as the Notes, the Warrants and/or the AIRs remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, the maximum number of shares of Common Stock to effect the conversion or exercise of the Notes, the Warrants and the AIRs.

      Section 3.9 Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York City time, on the second Business Day immediately following the Closing Date, the Company shall file a Current Report on Form 8-K with the Commission describing the terms of the transactions contemplated by the Transaction Documents and including as exhibits to such Current Report on Form 8-K this Agreement, forms of the Note, the Warrant, the AIR, the Registration Rights Agreement, the Lock-up Agreement and the Security Agreement, and the schedules hereto and thereto in the form required by the Exchange Act and to which Current Report the Purchasers shall reasonably approve (including all attachments, the "8-K Filing"). For purposes of this Agreement, a "Business Day" means any day except Saturday, Sunday and any day which is a legal holiday or a day on which banking institutions in the State of Utah generally are authorized or required by law or other government actions to close. As of the time of the filing of the 8-K Filing with the Commission, no Purchaser shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents not to, provide any Purchaser with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the Company without the express written consent of such Purchaser. Subject to the foregoing, neither the Company nor any Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Purchaser, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith, and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) above, each Purchaser shall be notified by the Company (although the consent of such Purchaser shall not be required) in connection with any such press release or other public disclosure prior to its release).

      Section 3.10 Delivery of Securities. At Closing or as soon thereafter as reasonably possible (but in any event no later than three Business Days immediately following the Closing Date), the Company shall deliver to each Purchaser the original Notes, Warrants and AIRs acquired by such Purchaser at the Closing.

      Section 3.11 No Shorting of Stock. Each Purchaser represents and warrants to the Company that, during the period beginning on the date such Purchaser was initially contacted by the Company or an agent thereof with respect to a prospective investment in the Company and ending on the date hereof, such Purchaser has not engaged in any Short Sales of shares of the Common Stock. Each Purchaser, severally and not jointly with the other Purchasers, understands and acknowledges that the Commission currently takes the position that coverage of Short Sales of shares of the Common Stock "against the box" with the Securities purchased hereunder prior to the effective date of the Registration Statement is a violation of Section 5 of the Securities Act, as set forth in Item 65, Section 5 under Section A, of the Manual of Publicly Available Telephone Interpretations, dated June 1997, compiled by the Office of Chief Counsel, Division of Corporate Finance. Accordingly, each Purchaser hereby agrees (on behalf of itself or any Person over which it has direct control) not to use any of the Securities to cover any Short Sales made prior to the effective date of the Registration Statement. Additionally, in event that the Registration Statement is declared effective by the Commission prior to the nine-month anniversary of the Closing Date, each Purchaser agrees not to engage in Short Sales of the shares of the Common Stock during the 30 days immediately preceding the Reset Date (as defined in the Notes). Additionally, each Purchaser, severally and not jointly with the other Purchasers, agrees (a) to comply with Regulation M under the federal securities laws, and (b) not to engage in Short Sales of the shares of Common Stock in contravention of state and federal securities laws.

      Section 3.12   Subsequent Financings.

      (a) Until the first anniversary of the Closing Date, the Company hereby grants to each Purchaser that (A) owns Notes, Conversion Shares, Warrant Shares or AIR Shares immediately prior to the issuance of the "New Securities" (as defined in Section 3.12(b)), and (B) was not an officer or director of the Company as of the Closing Date (any such Purchaser, for such purpose, an "Eligible Purchaser"), a right (the "Preemptive Right") to purchase all or any part of such Eligible Purchaser's pro rata share of any New Securities that the Company may, from time to time, propose to sell and issue. The pro rata share for each Eligible Purchaser, for purposes of the Preemptive Right, is the ratio of (x) the number of shares of Common Stock then held or deemed to be held by such Eligible Purchaser immediately prior to the issuance of the New Securities (assuming the full conversion of the Notes and the full exercise of the Warrants and the AIRs), to (y) the total number of shares of Common Stock of the Company outstanding immediately prior to the issuance of the New Securities (after giving effect to the full conversion of the Notes and the full exercise of the Warrants and the AIRs).

      (b) For purposes of this Section 3.12, "New Securities" shall mean any Common Stock, whether or not authorized on the date hereof, and rights, options or warrants to purchase Common Stock and securities of any type whatsoever that are, or may become, convertible into Common Stock; provided, however, that "New Securities" does not include the following:

            (i) shares of capital stock of the Company issuable upon conversion or exercise of any currently outstanding securities or any Notes, AIRs, Warrants or New Securities issued in accordance with this Agreement (including the Conversion Shares, the Warrant Shares, the AIR Shares and the PIK Interest Shares);

            (ii) shares or options or warrants for Common Stock granted to officers, directors and employees of, and consultants to, the Company pursuant to stock option or purchase plans or other compensatory agreements approved by the Compensation Committee of the Board of Directors;

            (iii) shares of Common Stock issued in connection with any pro rata stock split or stock dividend in respect of any series or class of capital stock of the Company or recapitalization by the Company;

            (iv) shares of capital stock, or options or warrants to purchase capital stock, issued to a strategic investor in connection with a strategic commercial agreement or pursuant to joint ventures, partnerships, licensing agreements or other similar arrangements, as approved by the Board of Directors;

            (v) shares of capital stock, or options or warrants to purchase capital stock, issued pursuant to a commercial borrowing, secured lending or lease financing transaction approved by the Board of Directors;

            (vi) shares of capital stock, or options or warrants to purchase capital stock, issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of all or substantially all of the assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all of the assets of such other corporation or entity or fifty percent (50%) or more of the voting power of such other corporation or entity or fifty percent (50%) or more of the equity ownership of such other corporation or entity;

            (vii) shares of capital stock issued in a public securities offering pursuant to a registration statement filed under the Securities Act or in a private offering pursuant to Rule 144A promulgated under the Securities Act;

            (viii) shares of capital stock, or options or warrants to purchase capital stock, issued to current or prospective customers or suppliers of the Company or to its employees, officers or directors, approved by the Board of Directors as compensation or accommodation in lieu of other payment, compensation or accommodation to such customer, supplier, employee, officer or director;

            (ix) shares of capital stock, or warrants to purchase capital stock, issued to any Person that provides services to the Company as compensation therefor pursuant to an agreement approved by the Board of Directors;

            (x) shares of capital stock, or options or warrants to purchase capital stock, offered in a transaction where purchase of such securities by any Purchaser would cause such transaction to fail to comply with applicable federal or state securities laws or would cause an applicable registration or qualification exemption to fail to be available to the Company; provided, however, that this clause (x) shall apply only to the Purchaser or Purchasers who would cause any such failure, and not to any of the other Purchasers; and

            (xi) securities issuable upon conversion or exercise of the securities set forth in paragraphs (i)(x) above.

In the event that the Company proposes to undertake an issuance of New Securities, it shall give each Eligible Purchaser written notice (the "Notice") of its intention, describing the type of New Securities, the price, and the general terms upon which the Company proposes to issue the same. Each Eligible Purchaser shall have twenty (20) Business Days after receipt of such notice to agree to purchase all or any portion of its pro rata share of such New Securities at the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. In the event that any New Securities subject to the Preemptive Right are not purchased by the Eligible Purchaser within the twenty (20) Business Day period specified above, the Company shall have ninety
(90) days thereafter to sell (or enter into an agreement pursuant to which the sale of New Securities that had been subject to the Preemptive Right shall be closed, if at all, within sixty (60) days from the date of said agreement) the New Securities with respect to which the rights of the Purchaser were not exercised at a price and upon terms, including manner of payment, no more favorable to the purchasers thereof than specified in the Notice. In the event the Company has not sold all offered New Securities within such ninety (90) day period (or sold and issued New Securities in accordance with the foregoing within sixty (60) days from the date of such agreement), the Company shall not thereafter issue or sell any New Securities, without first complying again with the procedures set forth in this Section 3.12.

      Section 3.13   Beneficial Ownership Restrictions.

      (a) Notwithstanding anything to the contrary set forth in this Agreement or any other Transaction Document (including, without limitation, the Notes, the Warrants and the AIRs), at no time may a Purchaser convert or exercise a Security if the number of shares of Common Stock to be issued pursuant to such conversion or exercise, when aggregated with all other shares of Common Stock owned by such Purchaser at such time, would result in such Purchaser beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act, and the rules thereunder) in excess of 4.99% of the then issued and outstanding shares of Common Stock outstanding at such time; provided, however, that upon a Purchaser providing the Company with sixty-one
(61) days notice (the "Waiver Notice") that such Purchaser would like to waive this Section 3.13(a) with regard to any or all shares of Common Stock issuable upon conversion or exercise of any Security, this Section 3.13(a) shall be of no force or effect with regard to those Securities referenced in the Waiver Notice; provided, further, that any Purchaser may waive this Section 3.13(a) by so indicating on the signature page to this Agreement, any such waiver to be effective on and as of the date of this Agreement.

      (b) Notwithstanding anything to the contrary set forth in this Agreement or any other Transaction Document (including, without limitation, the Notes, the Warrants and the AIRs), at no time may a Purchaser convert or exercise a Security if the number of shares of Common Stock to be issued pursuant to such conversion or exercise, when aggregated with all other shares of Common Stock owned by such Purchaser at such time, would result in such Purchaser beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act, and the rules thereunder) in excess of 9.99% of the then issued and outstanding shares of Common Stock outstanding at such time; provided, however, that upon a Purchaser providing the Company with a Waiver Notice that such Purchaser would like to waive this Section 3.13(b) with regard to any or all shares of Common Stock issuable upon conversion or exercise of a Security, this Section 3.13(b) shall be of no force or effect with regard to those Securities referenced in the Waiver Notice.
Section 3.14 S-3 Eligibility. The Company shall use its commercially reasonable best efforts to become eligible (and then upon becoming eligible, to remain eligible) to use a Form S-3 registration statement.

      Section 3.15 Negative Covenants. So long as any Purchaser shall be obligated hereunder to purchase the Notes, or so long as any Notes are outstanding, the Company shall not, nor shall it permit any of its Subsidiaries to, do any of the following without the prior written consent of the holders of at least 85% in principal amount of the then-outstanding Notes:

      (a) issue debt securities or incur, assume, suffer to exist, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, other than Indebtedness (i) evidenced by this Agreement and the other Transaction Documents, (ii) to a strategic investor in connection with a strategic commercial agreement or transaction as determined in good faith by the Company's Board of Directors, (iii) pursuant to an unsecured commercial borrowing, lending or lease financing transaction approved in good faith by the Company's Board of Directors, or (iv) pursuant to the acquisition by the Company of another corporation or entity by consolidation, merger, purchase of all or substantially all of the assets of such corporation or entity, or other reorganization;

      (b) except for those created under the Security Agreement, create, incur, assume, or suffer to exist, directly or indirectly, any liens, restrictions, security interests, claims, rights of another or other encumbrances on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom;

      (c) complete a private equity or equity-linked financing prior to the first anniversary of the Closing Date;

      (d) liquidate, wind up, or dissolve (or suffer any liquidation or dissolution);

      (e) convey, sell, lease, license, assign, transfer, or otherwise dispose of all or any substantial portion of its properties or assets, other than transactions in the ordinary course of business consistent with past practices, and transactions by non-material Subsidiaries;

      (f) cause, permit, or suffer, directly or indirectly, any Change in Control Transaction (as defined in the Notes);

      (g) directly or indirectly enter into or permit to exist any transaction with any "affiliate" (as defined in Rule 144 promulgated under the Securities Act) of the Company or any of its Subsidiaries, except for transactions that are in the ordinary course of its business, upon fair and reasonable terms, that are fully approved by its Board of Directors, and that are no less favorable to it than would be obtained in an arm's length transaction with a non-affiliate;

      (h) declare or pay a dividend or return any equity capital to any holder of any of its equity interests or authorize or make any other distribution to any holder of its equity interests in its capacity as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for consideration any of its equity interests outstanding (or any options or warrants issued to acquire any of its equity interests); provided that the foregoing shall not prohibit (i) the performance by the Company of its obligations under the Warrants or the Registration Rights Agreement, or (ii) the Company and any Subsidiary thereof from paying dividends in common stock issued by the Company or such Subsidiary that is neither puttable by any holder thereof nor redeemable, so long as, in the case of any such common stock dividend made by any such Subsidiary, the percentage ownership (direct or indirect) of the Company in such Subsidiary is not reduced as a result thereof; or

     (i) directly or indirectly, lend money or credit (by way of guarantee or otherwise) or make advances to any person, or purchase or acquire any stock, bonds, notes, debentures or other obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract (all of the foregoing, collectively, "Investments"); provided that the following shall be permitted: (i) Investments outstanding on the Closing Date and identified on Schedule 3.15(i) attached hereto, (ii) Investments in accounts receivable owing to the Company or any of its Subsidiaries obtained in the ordinary course of business, (iii) Investments in cash and cash equivalents, (iv) making lease, utility and other similar deposits in the ordinary course of business, (v) hedges or swaps in the ordinary course of business to protect against price or interest rate fluctuations that are not for speculative purposes, and (vi) Investments in securities of trade creditors or customers in the ordinary course of business received upon foreclosure or pursuant to any plan of reorganization or liquidation or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers.

      Section 3.16   Exchange Right.

      (a)   (i)   The term "Lower Price Transaction" means a New Transaction offered or consummated during the period (the "New Transaction Period") from the Closing Date and continuing through and including the 36-month anniversary of the Closing Date, without the prior written consent of the holders of at least 85% in principal amount of the then-outstanding Notes in each instance (which consent is in the sole discretion of such holders and may be withheld for any reason or for no reason whatsoever), where either (A) the New Transaction Price (as defined below) is below the then effective Conversion Price of the Notes, or (B) the New Transaction Exercise Price of any New Transaction Warrants (as those terms are defined below) is lower than the then effective Exercise Price of the Warrants (the "Exercise Threshold Price").

            (ii) The Company covenants and agrees that, if there is a Lower Price Transaction during the New Transaction Period, then, in addition to any other rights provided to the Purchasers in the Transaction Documents,

                   (A) the then applicable Conversion Price for any outstanding Note shall be adjusted to an amount (the "Adjusted Conversion Price") equal to the New Transaction Price; but in no event shall the Adjusted Conversion Price be higher than the Conversion Price in effect immediately before the relevant New Transaction; and

                  (B) if the New Transaction Exercise Price is lower than the Exercise Threshold Price, then the Exercise Price of the then outstanding Warrants shall be adjusted to equal the New Transaction Exercise Price; but in no event shall the Exercise Price of any Warrant be adjusted to an Exercise Price higher than the Exercise Price for such Warrant in effect immediately before the relevant New Transaction.

            (iii) For purposes of this Section 3.16, the following terms shall have the meanings indicated:

                  (A) "New Transaction" means, unless consented to by the holders of at least 85% in principal amount of the then-outstanding Notes in each instance, the sale of New Securities by or on behalf of the Company to a third party investor or purchaser in a transaction offered or consummated after the date of this Agreement.

                  (B) "New Transaction Price" means the Basic New Transaction Price (as defined below) except that if the New Transaction Exercise Price is lower than the Basic New Transaction Price, it means the New Transaction Exercise Price.

                  (C) "Basic New Transaction Price" means, as may be applicable, on a per share basis, the lower of (1) the lowest fixed purchase price of any shares of the New Securities contemplated in the New Transaction, or (2) the lowest conversion price or put or call price which would be applicable under the terms of the New Transaction; in each such case, whether such purchase or conversion price or put or call price is stated or could result from adjustments or revisions contemplated in the relevant agreements for the New Transaction and whenever such adjustment or revision would be applicable (and if no minimum purchase price, conversion price or put or call price, as the case may be, is set, it shall be assumed that such minimum purchase price or conversion price is $.01); and provided, further, that, if the securities issued in the New Transaction are issued at a Face Value Discount (as defined below), the New Transaction Price shall be adjusted to reflect such discount. By way of illustration, if convertible preferred shares having a stated value of $1 million and a fixed conversion price of $0.05 were sold for a purchase price of $800,000, the effective New Transaction Price would be $0.04.

                  (D) "New Transaction Exercise Price" means the lowest exercise price per share applicable to the warrants, options or similar instruments (howsoever denominated; collectively, "New Transaction Warrants") included in such New Transaction, whether such exercise price is stated or could result from adjustments or revisions contemplated in the relevant agreements for the New Transaction and whenever such exercise price would be applicable (and, if no minimum exercise price is set, it shall be assumed that such minimum exercise price is $.01).

                  (E) "Alternative Warrant Percentage" means (x) the number of shares which are eligible to be purchased under the New Transaction Warrants issued in the New Transaction, divided by (y) the aggregate number of shares of New Securities issued or issuable in the New Transaction (excluding the shares issuable upon exercise of the New Transaction Warrants).

                  (F) "Outstanding Warrant Shares" means, for each class of Warrants or for any previously issued Additional Warrants (as defined below), the then outstanding number of Warrant Shares which would then be issuable upon the exercise in full of such class of Warrants (without regard to any limitations which may then restrict the holder's full exercise of such Warrant at any time) or such Additional Warrants, if any, as in effect immediately prior to the relevant New Transaction.

                  (G) "Original Warrant Shares" means, for each class of Warrants or for any previously issued Additional Warrants, the original number of Warrant Shares issuable on exercise of such class of Warrants on the Closing Date or as Additional Warrants, as the case may be (in each cause without regard to any limitations which may then restrict the holder's full exercise of such Warrant at any time).

                  (H) "Face Value Discount" means consideration less than, as the case may be, (x) the number of shares being issued multiplied by the stated purchase price, (y) the stated principal amount of a debenture, note or similar instrument, or (z) the stated value of the shares of convertible stock.

      (b) Anything in the foregoing provisions of this Section 3.16 to the contrary notwithstanding, if, without the prior written consent of the holders of at least 85% in principal amount of the then-outstanding Notes in each instance (which consent is in the sole discretion of such holders and may be withheld for any reason or for no reason whatsoever), during the New Transaction Period, the Company enters into a New Transaction, the following provisions shall apply whether or not such New Transaction is a Lower Price
Transaction:

            (i) if the provisions applicable to the convertible preferred stock, convertible note or debenture or similar instrument (howsoever denominated), if any, of the New Transaction are more beneficial to the holder of such instrument, then the corresponding terms applicable in or to the Notes or in or to the Warrants, as the case may be, or if the terms which are beneficial to the Company in the relevant Transaction Documents are not included in the corresponding instrument in the New Transaction, then, unless waived by the holders of at least 85% in principal amount of the then-outstanding Notes, the terms of the Transaction Documents applying to the then outstanding Notes or the Warrants, as the case may be, shall be modified to reflect similar terms (based on the original issue date of the Notes or the Warrants, as the case may be); provided, however, that nothing in this provision shall be read to mean that the Securities shall be changed to any other form of security; and

            (ii) if the Alternative Warrant Percentage is greater than fifty percent (50%), the Company shall issue to each Purchaser additional warrants ("Additional Warrants") for the purchase of the number of shares equal to the excess, if any, of

                   (A)   (x) the Alternative Warrant Percentage, multiplied by
(y) (I) the total purchase price paid by such Purchaser hereunder for its Notes, Warrants and AIRs, divided by (II) the lower of the Conversion Price of the Notes or the Adjusted Conversion Price, if any, multiplied by (y) a fraction, of which the numerator is the Outstanding Warrant Shares for all classes of Warrants (including previously issued Additional Warrants) and the denominator is Original Warrant Shares for all relevant classes of Warrants (including previously issued Additional Warrants); over

                   (B) the aggregate Outstanding Warrant Shares for all classes of Warrants (including previously issued Additional Warrants).

and the terms of such Additional Warrants (including, without limitation, the term of exercisability, exercise price, manner and limitations, if any, on exercise, and registration rights) shall be the same as the applicable New Transaction Warrants issued in such New Transaction.

      (c) Nothing in the foregoing provisions reflects either an obligation on the part of any Purchaser to participate in any New Transaction or a limitation on any Purchaser from participating in any New Transaction.

      (d) Any of the foregoing provisions of this Section 3.16 or any other provisions of this Agreement or any of the other Transaction Documents to the contrary notwithstanding, the Company shall not engage in any offers, sales or other transactions of its securities which would adversely affect the exemption from registration available for the transactions contemplated by the Transaction Documents.


                            ARTICLE IV

                            Conditions

      Section 4.1 Conditions Precedent to the Obligation of the Company to Close and to Sell the Notes, Warrants and AIRs. The obligation hereunder of the Company to close and issue and sell the Notes, the Warrants and the AIRs to the Purchasers on the Closing Date is subject to the satisfaction or waiver, at or before the Closing, of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

      (a) Accuracy of the Purchasers' Representations and Warranties. The representations and warranties of each Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

      (b) Performance by the Purchasers. Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchasers at or prior to the Closing Date.

      (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

      (d) Delivery of Purchase Price. The Purchase Price for the Notes, the Warrants and the AIRs shall have been delivered to the Company at the Closing.

      (e) Delivery of Transaction Documents. The Transaction Documents to which the Purchasers are party shall have been duly executed and delivered by the Purchasers to the Company.

      Section 4.2 Conditions Precedent to the Obligation of the Purchasers to Close and to Purchase the Notes, the Warrants and the AIRs. The obligation hereunder of the Purchasers to purchase the Notes, the Warrants and the AIRs and consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for each Purchaser's sole benefit and may be waived by such Purchaser at any time in its sole discretion.

      (a) Accuracy of the Company's Representations and Warranties. Each of the representations and warranties of the Company in this Agreement and in each of the other Transaction Documents shall be true and correct in all material respects as of the Closing Date, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.

      (b) Performance by the Company. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

      (c) No Suspension, Etc. Trading in the Common Stock shall not have been suspended by the Commission (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets ("Bloomberg") shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Bloomberg, nor shall a banking moratorium have been declared either by the United States or Florida State authorities, nor shall there have occurred any national or international calamity or crisis of such magnitude in its effect on any financial market which, in each case, in the reasonable judgment of the Purchasers, makes it impracticable or inadvisable to purchase the Notes, the Warrants and the AIRs.

      (d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

      (e) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any Subsidiary, or any of the officers, directors or affiliates of the Company or any Subsidiary, seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

      (f) Opinion of Counsel, Etc. The Purchasers shall have received an opinion of counsel to the Company, dated the Closing Date, in the form of Exhibit E hereto, and such other certificates and documents as the Purchasers or their counsel shall reasonably require incident to the Closing.

      (g) Notes, Warrants and AIRs. The Company shall have delivered to the Purchasers the originally executed Notes, Warrants and AIRs (in such denominations as each Purchaser may request) being acquired by the Purchasers in accordance with Section 3.10.

      (h) Resolutions. The Board of Directors of the Company shall have adopted resolutions consistent with Section 2.1(b) hereof in a form reasonably acceptable to the Purchasers (the "Resolutions").

      (i) Reservation of Shares. As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Notes and the exercise of the Warrants and the AIRs, a number of shares of Common Stock equal to (A) the number of Conversion Shares issuable upon conversion of the Notes, assuming the Notes were issued on the Closing Date (after giving effect to the Notes to be issued on the Closing Date and assuming the Notes were fully convertible on such date regardless of any limitation on the timing or amount of such conversion), plus (B) the number of Warrant Shares issuable upon exercise of the Warrants, assuming the Warrants were issued on the Closing Date (after giving effect to the Warrants to be issued on the Closing Date and assuming the Warrants were fully exercisable on such date regardless of any limitation on the timing or amount of such exercises), plus (C) the number of AIR Shares issuable upon exercise of the AIRs, assuming the AIRs were issued on the Closing Date (after giving effect to the AIRs to be issued on the Closing Date and assuming the AIRs were fully exercisable on such date regardless of any limitation on the timing or amount of such exercises).

      (j) Secretary's Certificate. The Company shall have delivered to the Purchasers a secretary's certificate, dated as of the Closing Date, as to (i) the Resolutions, (ii) the Articles and the Bylaws, each as in effect at the Closing, and (iii) the authority and incumbency of the officers of the Company executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.

      (k) Officer's Certificate. On the Closing Date, the Company shall have delivered to the Purchasers a certificate of an executive officer of the Company, dated as of the Closing Date, confirming the accuracy of the Company's representations, warranties and covenants as of the Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this Section 4.2 as of the Closing Date.

      (l) Fees and Expenses. As of the Closing Date, all fees and expenses required to be paid by the Company shall have been or authorized to be paid by the Company as of the Closing Date.

      (m) Registration Rights Agreement. As of the Closing Date, the Company shall have entered into the Registration Rights Agreement in the Form of Exhibit F attached hereto.

      (n) Lock-Up Agreements. Each officer, director and holder of 10% or more of the Common Stock shall have executed and delivered to the Purchasers a Lock-Up Agreement in the form attached hereto as Exhibit G.

      (o) Security Agreement. As of the Closing Date, the relevant parties shall have entered into the Security Agreement in the Form of Exhibit H attached hereto.

      (p) Material Adverse Effect. No Material Adverse Effect shall have occurred.

                            ARTICLE V

                Transfer Restrictions and Legends

      Section 5.1   (a)   The Securities may only be disposed of in compliance
with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement, to the Company, to an Affiliate of a Purchaser or in connection with a pledge permitted by Section 5.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

      (b) The Purchasers agree to the imprinting, so long as is required by this Section 5.1(b), of a legend on any of the Securities in the following form:

      THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT.

      The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an "accredited investor" as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and the Registration Rights Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser's expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder, if required.

      (c) Certificates evidencing the Conversion Shares, the Warrant Shares and AIR Shares shall not contain any legend (including the legend set forth in Section 5.1(b)), (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Conversion Shares, Warrant Shares or AIR Shares pursuant to Rule 144, or (iii) if such Conversion Shares, Warrant Shares or AIR Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Company's transfer agent promptly after the Effectiveness Date (as defined in the Registration Rights Agreement) if required by the Company's transfer agent to effect the removal of the legend hereunder. If all or any portion of a Note, Warrant or AIR is converted or exercised at a time when there is an effective registration statement to cover the resale of the Conversion Shares, Warrant Shares or the AIR Shares, such Conversion Shares, Warrant Shares or AIR Shares shall be issued free of all legends. The Company agrees that following the Effectiveness Date or at such time as such legend is no longer required under this Section 5.1(c), it will, no later than three (3) Business Days following the delivery by a Purchaser to the Company or the Company's transfer agent of a certificate representing Conversion Shares, Warrant Shares or AIR Shares, as the case may be, issued with a restrictive legend (such date, the "Legend Removal Date"), deliver or cause to be delivered to such Purchaser a certificate representing such Securities that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section 5.1.

      (d) In addition to such Purchaser's other available remedies, the Company shall pay to a Purchaser, in cash, as liquidated damages and not as a penalty, for each $1,000 of Conversion Shares, Warrant Shares and/or AIR Shares (based on the closing price of the Common Stock on the date such Securities are submitted to the Company's transfer agent) subject to Section 5.1(c), $10 per Business Day (increasing to $20 per Business Day five (5) Business Days after such damages have begun to accrue) for each Business Day commencing two (2) Business Days after the Legend Removal Date until such certificate is delivered in proper form. Nothing herein shall limit such Purchaser's right to pursue actual damages for the Company's failure to deliver certificates representing any Securities as required by the Transaction Documents, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

      (e) Each Purchaser, severally and not jointly with the other Purchasers, agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 5.1 is predicated upon the Company's reliance that the Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

                            ARTICLE VI

                           Termination

      Section 6.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing Date by the mutual written consent of the Company and the Purchasers.

      Section 6.2 Effect of Termination. In the event of termination by the Company or the Purchasers, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated without further action by any party. If this Agreement is terminated as provided in Section 6.1 herein, this Agreement shall become void and of no further force and effect, except for Sections 8.1 and 8.2, and
Article VII herein. Nothing in this Section 6.2 shall be deemed to release the Company or any Purchaser from any liability for any breach under this Agreement, or to impair the rights of the Company or such Purchaser to compel specific performance by the other party of its obligations under this Agreement.

                           ARTICLE VII

                        Indemnification

      Section 7.1 General Indemnity. The Company agrees to indemnify and hold harmless each Purchaser (and its respective directors, officers, employees, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred by each Purchaser or any such Person as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein. Each Purchaser, severally but not jointly with any other Purchaser, agrees to indemnify and hold harmless the Company (and its directors, officers, employees, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred by the Company or any such Person as result of any inaccuracy in or breach of the representations or warranties made by such Purchaser in Section 2.2 hereof (for the avoidance of doubt, no Purchaser shall (i) be liable to, indemnify or hold harmless any other Purchaser, or (ii) be liable to, indemnify or hold harmless the Company (or any of its directors, officers, employees, affiliates, agents, successors and assigns) for any loss, liability, deficiency, cost, damage or expense (including, without limitation, any attorneys' fee, charge or disbursement) arising from the acts, omissions, representations or warranties of any other Purchaser).

      Section 7.2 Indemnification Procedure. Any party entitled to indemnification under this Article VII (an "indemnified party") will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VII except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnified party a conflict of interest between it and the indemnifying party may exist with respect to such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such Person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this Article VII to the contrary, the indemnifying party shall not, without the indemnified party's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification required by this Article VII shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

                           ARTICLE VIII

                          Miscellaneous

      Section 8.1 Fees and Expenses. Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement; provided, however, that the Company shall pay a flat $40,000 to Gryphon Master Fund, L.P. ("Gryphon"), the lead Purchaser, to reimburse Gryphon for the fees and expenses (including attorneys' fees and expenses) incurred by it in connection with its due diligence review of the Company and the preparation, negotiation, execution, delivery and performance of this Agreement and the other Transaction Documents and the transactions contemplated thereunder (including Gryphon's counsel's review of the Registration Statement (as contemplated by the Registration Rights Agreement) as special counsel to Purchasers), $20,000 of which has already been paid and is non-refundable, and the remaining $20,000 of which shall be due and payable in cash at Closing (and only if the Closing occurs). If the Closing occurs, the Company hereby authorizes and directs Gryphon to deduct $20,000 from the Purchase Price to be paid by Gryphon at Closing in payment and satisfaction of such remaining $20,000 due and payable by the Company at Closing. In addition, the Company shall pay all fees and expenses incurred by the Purchasers in connection with any amendments, modifications or waivers of this Agreement or any of the other Transaction Documents or incurred in connection with the enforcement of this Agreement and any of the other Transaction Documents, following a breach by the Company of this Agreement or any of the other Transaction Documents, including, without limitation, all attorneys' fees, disbursements and expenses.

      Section 8.2   Specific Enforcement; Consent to Jurisdiction.

      (a) The Company and the Purchasers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Documents were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the other Transaction Documents and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

      (b) The Company and each Purchaser (i) hereby irrevocably submit to the exclusive jurisdiction of the United States District Court sitting in the Northern District of Texas and the courts of the State of Texas located in Dallas, Texas, for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby, (ii) hereby waive, and agree not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper, and (iii) hereby waive any and all rights they may have to a trial by jury with respect to any suit, action or proceeding based on, or arising out of, under, or in connection with, this Agreement. The Company and each Purchaser consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 8.2 shall affect or limit any right to serve process in any other manner permitted by law. The Company and the Purchasers hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to the Notes, the Warrants, the AIRs or any Transaction Document shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party.

      Section 8.3 Entire Agreement; Amendment. This Agreement and the Transaction Documents contain the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the other Transaction Documents, neither the Company nor any Purchaser make any representation, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the holders of at least 85% in principal amount of the then-outstanding Notes, and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Notes then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents or holders of Notes, as the case may be. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, in no event may Section 3.13 hereof be amended under any circumstances whatsoever.

      Section 8.4 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received), or (b) on the second Business Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:           Broadcast International, Inc.
                             7050 Union Park Avenue, Suite 600
                             Salt Lake City, Utah  84047
                             Attention:  Rodney M. Tiede, President & CEO
                             Telecopier:  (801) 562-1773

with copies (which copies
shall not constitute notice
to the Company) to:          Broadcast International, Inc.
                             7050 Union Park Avenue, Suite 600
                             Salt Lake City, Utah  84047
                             Attention: Reed Benson, Esq.
                             Telecopier: (801) 562-1773

If to any Purchaser:         At the address of such Purchaser set forth on
                             Exhibit A to this Agreement.

      Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

       Section 8.5 Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

       Section 8.6 Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

       Section 8.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. After the Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement. After the Closing, the Purchasers, in compliance with all applicable securities laws, may assign the Notes, the Warrants, the AIRs and their rights under this Agreement and the other Transaction Documents and any other rights hereto and thereto without the consent of the Company, and any such assignee shall be deemed to be a "Purchaser" under this Agreement.

       Section 8.8 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person (other than indemnified parties, as contemplated by Article VII).

       Section 8.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas, without giving effect to the choice of law provisions. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

       Section 8.10 Survival. The representations and warranties of the Company and the Purchasers contained in Sections 2.1(o) and 2.1(s) shall survive indefinitely and those contained in Article II, with the exception of Sections 2.1(o) and 2.1(s), shall survive the execution and delivery hereof and the Closing until the date two (2) years from the Closing Date, and the agreements and covenants set forth in Articles I, III, V, VII and VIII of this Agreement shall survive the execution and delivery hereof and the Closing hereunder.

       Section 8.11 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.

       Section 8.12 Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the names of the Purchasers without the consent of the Purchasers in accordance with Section 8.3, which consent shall not be unreasonably withheld or delayed, or unless and until such disclosure is required by law, rule or applicable regulation, and then only to the extent of such requirement.

       Section 8.13 Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

      Section 8.14 Further Assurances. From and after the date of this Agreement, upon the request of the Purchasers or the Company, the Company and each Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the other Transaction Documents.

      Section 8.15 Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Purchaser Transaction Document. Nothing contained herein or in any other Purchaser Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser confirms that it has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser (other than Gryphon and GSSF Master Fund, LP ("GSSF")) hereby agrees and acknowledges that (a) Warren W. Garden, P.C. was retained solely by Gryphon and GSSF in connection with their due diligence review of the Company and the preparation, negotiation, execution, delivery and performance of this Agreement and the other Transaction Documents and the transactions contemplated thereunder, and in such capacity has provided legal services solely to Gryphon and GSSF, (b) Warren W. Garden, P.C. has not represented, nor will it represent, any Purchaser (other than Gryphon and GSSF) in connection with the preparation, negotiation, execution, delivery and performance of this Agreement or the other Transaction Documents or the transactions contemplated thereunder, and (c) each Purchaser (other than Gryphon and GSSF) should, if it wishes counsel with respect to the preparation, negotiation, execution, delivery and performance of this Agreement or the other Transaction Documents or the transactions contemplated thereunder, retain its own independent counsel with respect thereto.

[Remainder of page intentionally left blank. Signature pages to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

                                      BROADCAST INTERNATIONAL, INC.

                                          /s/ Rodney M. Tiede
                                      By:_____________________________________
                                         Name:    Rodney M. Tiede
                                         Title:   President & CEO



       [Signatures of Purchasers to follow on next pages.]

               PURCHASERS:

               GRYPHON MASTER FUND, L.P.

               By:  Gryphon Partners, L.P., its General Partner

               By:  Gryphon Management Partners, L.P., its General Partner

               By:  Gryphon Advisors, L.L.C., its General Partner


               By:   __________________________________________
                     E.B. Lyon, IV, Authorized Agent


                [ ] Check box and initial if the foregoing Purchaser wishes to waive the provisions of Section 3.13(a). ______ (initial here)



               GSSF MASTER FUND, LP

               By:  Gryphon Special Situations Fund, LP, its General Partner

               By:  GSSF Management Partners, LP, its General Partner

               By:  GSSF, LLC, its General Partner


               By:   ___________________________________________
                    E.B. Lyon, IV, Authorized Agent


               [ ] Check box and initial if the foregoing Purchaser wishes to waive the provisions of Section 3.13(a). ______ (initial here)



               [insert other Purchasers]




                                    EXHIBIT A
                                LIST OF PURCHASERS

----------------------------------------------------------------------------------------------------------
                                                                                 Principal
                                                                                 Amount
                                                                                 of Notes      Dollar
                                           Number of          Number of          Representing  Amount of
Names and Addresses    Principal Amount    Series A Warrants  Series B Warrants  AIR's         Initial
of Purchasers          of Notes Purchased  Purchased          Purchased          Purchased     Investment
---------------------- ------------------  ------------------ ------------------ ------------- -----------
Gryphon Master Fund,      $ 1,000,000        200,000               200,000       $  1,000,000  $ 1,000,000
L.P.
100 Crescent Court
Suite 490
Dallas, Texas  75201
Fax No.:(214)871-6711
Attn: Ryan R. Wolters

With a copy to:

Warren W. Garden, P.C.
100 Crescent Court,
Suite 490
Dallas, Texas  75201
Fax No.:(214)871-6711
Attn: Warren W. Garden, Esq.
----------------------------------------------------------------------------------------------------------

GSSF Master Fund, LP      $   500,000        100,000               100,000       $    500,000  $   500,000
100 Crescent Court
Suite 475
Dallas, Texas  75201
Fax No.: (214) 871-6711
Attn: Timothy M. Stobaugh

With a copy to:

Warren W. Garden, P.C.
100 Crescent Court,
Suite 490
Dallas, Texas  75201
Fax No.:(214)871-6711
Attn:  Warren W. Garden, Esq.
----------------------------------------------------------------------------------------------------------

Bushido Capital Master   $    750,000        150,000               150,000       $    750,000  $  750,000
Fund, LP
275 Seventh Avenue,
Suite 2000
New York, New York 10001
Fax:(646)486-6885
Attn.: Christopher
Rossman

With a copy to:

Feldman Weinstein LLP
420 Lexington Avenue,
Suite 2620
New York, New York  10170
Fax No.:(212)997-4242
Attn: Joseph A. Smith, Esq.
----------------------------------------------------------------------------------------------------------

Gamma Opportunity
Capital Partners LP     $     750,000        150,000               150,000       $    750,000  $  750,000
Partners, LP
605 Crescent Executive
Court, Suite 416
Lake Mary, Florida  32746
Fax: (407) 771-4419
Attn.: Jonathan P. Knight, PhD

With a copy to:

Feldman Weinstein LLP
420 Lexington Avenue,
Suite 2620
New York, New York
10170
Fax No.: (212) 997-4242
Attn: Joseph A. Smith, Esq.
----------------------------------------------------------------------------------------------------------
  Totals              $   3,000,000          600,000               600,000     $  3,000,000   $ 3,000,000
---------------------------------------------------------------------------------------------------------
                                       A-1

                            EXHIBIT B
                           FORM OF NOTE

                           EXHIBIT C-1
                     FORM OF SERIES A WARRANT

                           EXHIBIT C-2
                     FORM OF SERIES B WARRANT

                            EXHIBIT D
                           FORM OF AIR

                            EXHIBIT E
                         FORM OF OPINION

     1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Utah and has the requisite corporate power to own, lease and operate its properties and assets, and to carry on its business as presently conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

     2. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents and to issue the Notes, the Warrants, the AIRs, the Conversion Shares, the Warrant Shares and the AIR Shares. The execution, delivery and performance of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors is required. Each of the Transaction Documents have been duly executed and delivered, and the Notes, the Warrants and the AIRs have been duly executed, issued and delivered by the Company and each of the Transaction Documents constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms. The issuance of the Conversion Shares, the Warrant Shares and the AIR Shares will not trigger any preemptive rights under the Articles or the Bylaws.

     3. The Notes, Warrants and AIRs have been duly authorized and, when delivered against payment in full as provided in the Purchase Agreement, will be validly issued, fully paid and nonassessable. The Conversion Shares have been duly authorized and reserved for issuance, and, when delivered upon conversion or against payment in full as provided in the Notes, will be validly issued, fully paid and nonassessable. The Warrant Shares have been duly authorized and reserved for issuance, and, when delivered upon exercise or against payment in full as provided in the Warrants, will be validly issued, fully paid and nonassessable. The AIR Shares have been duly authorized and reserved for issuance, and, when delivered upon exercise or against payment in full as provided in the AIRs, will be validly issued, fully paid and nonassessable.

     4. The execution, delivery and performance of and compliance with the terms of the Transaction Documents and the issuance of the Notes, the Warrants, the AIRs, the Conversion Shares, the Warrant Shares and the AIR Shares do not (a) violate any provision of the Articles or Bylaws, (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party and which is known to us, (c) create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment known to us to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (d) result in a violation of any Federal, state, local or foreign statute, rule, regulation, order, judgment, injunction or decree (including Federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected, except, in all cases other than violations pursuant to clauses (a) and (d) above, for such conflicts, default, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.

     5. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required under Federal, state or local law, rule or regulation in connection with the valid execution, delivery and performance of the Transaction Documents, or the offer, sale or issuance of the Notes, the Warrants, the AIRs, the Conversion Shares, the Warrant Shares and the AIR Shares, other than filings as may be required by applicable Federal and state securities laws and regulations, or the NASD rules and regulations.

     6. To our knowledge, there is no action, suit, claim, investigation or proceeding pending or threatened against the Company which questions the validity of the Agreement or the transactions contemplated thereby or any action taken or to be taken pursuant thereto. To our knowledge, other than as set forth in the Schedules or the Commission Documents, there is no action, suit, claim, investigation or proceeding pending, or threatened, against or involving the Company or any of its properties or assets and which, if adversely determined, is reasonably likely to result in a Material Adverse Effect. To our knowledge, there are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any officers or directors of the Company in their capacities as such.

     7. Provided that the representations of the Purchasers under the Transaction Documents are complete and correct, the offer, issuance and sale of the Notes, the Warrants and the AIRs to the Purchasers, and the offer, issuance and sale of the Conversion Shares to the Purchasers pursuant to the Notes, the Warrant Shares to the Purchasers pursuant to the Warrants and the AIR Shares to the Purchasers pursuant to the AIRs, are exempt from the registration requirements of the Securities Act of 1933, as amended.

                            EXHIBIT F
              FORM OF REGISTRATION RIGHTS AGREEMENT

                            EXHIBIT G
                    FORM OF LOCK-UP AGREEMENT

                        LOCK-UP AGREEMENT


     Lock-Up Agreement (this "Agreement") is entered into as of May 16, 2005, by and between Broadcast International, Inc., a Utah corporation (the "Company"), and the shareholder of the Company named on the signature page hereof (the "Shareholder").


                            RECITALS:


      A. The Company and certain purchasers (the "Purchasers"), have entered into a Securities Purchase Agreement dated as of May 16, 2005 (the "Purchase Agreement"), pursuant to which the Purchasers have agreed to purchase, and the Company has agreed to sell, the Company's 6% Senior Secured Convertible Notes Due 2008 (the "Notes"), warrants to purchase shares of the Company's Common Stock, par value $0.05 per share (the "Common Stock"), and additional investment rights to purchase additional Notes and warrants to purchase Common Stock.

      B. Shareholder is a shareholder of the Company and owns and/or controls shares of Common Stock (the "Shares").

      C. As a condition to the Purchasers entering into the Purchase Agreement, Shareholder has agreed to the lock-up set forth in Section 1 hereof.

      D. Capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.


                           AGREEMENTS:

      NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1.  Lock-Up. Shareholder hereby agrees that, except as set forth in
Section 2 below, from the date hereof until the 90th day following the date that the Registration Statement is declared effective by the Commission (the "Lock-up Period"), without the prior written consent of the Company and the Purchasers, he will not offer, pledge, sell, contract to sell, grant any options for the sale of or otherwise transfer, distribute or dispose of, directly or indirectly (collectively "Dispose of"), any Shares (the "Lock-up"). On and after the 1st day following the last day of the Lock-up Period, no Shares shall be subject to the Lock-up.

      2. Permitted Dispositions. The following dispositions of Shares shall not be subject to the Lock-up set forth in Section 1:

          (a) Shareholder may Dispose of Shares to his spouse, siblings, parents or any natural or adopted children or other descendants or to any personal trust in which any such family member or Shareholder retains the entire beneficial interest;

          (b) Shareholder may Dispose of Shares on his death to Shareholder's estate, executor, administrator or personal representative or to Shareholder's beneficiaries pursuant to a devise or bequest or by laws of descent and distribution;

          (c) Shareholder may Dispose of Shares as a gift or other transfer without consideration;

          (d)  Shareholder may make a bona fide pledge of Shares to a lender;
and

          (e) Shareholder may Dispose of Shares in one or more private sales not made pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended.

provided, however, that in the case of any transfer of Shares pursuant to this
Section 2 the transferor shall, at the request of the Company, provide evidence (which may include, without limitation, an opinion of counsel satisfactory in form, scope and substance to the Company in its sole discretion as the issuer thereof) satisfactory to the Company that the transfer is exempt from the registration requirements of the Securities Act of 1933, as amended.

      In the event Shareholder Disposes of Shares described in this Section 2, such Shares shall remain subject to this Agreement and, as a condition of the validity of such disposition, the transferee shall be required to execute and deliver a counterpart of this Agreement. Thereafter, such transferee shall be deemed to be the Shareholder for purposes of this Agreement.

      3.  Miscellaneous.

          (a) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given other than as initially agreed upon in writing by the Company, Shareholder and the Purchasers.

          (b) Successors and Assigns. Shareholder shall not assign any rights or benefits under this Agreement without the prior written consent of the Company and the Purchasers.

          (c) Counterparts. This Agreement may be executed in a number of identical counterparts and it shall not be necessary for the Company and Shareholder to execute each of such counterparts, but when each has executed and delivered one or more of such counterparts, the several parts, when taken together, shall be deemed to constitute one and the same instrument, enforceable against each in accordance with its terms. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart executed by the party against whom enforcement of this Agreement is sought.

          (d) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (e) Governing Law; Venue. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OR CHOICE OF LAW. The Company and Shareholder (i) hereby irrevocably submit to the non-exclusive jurisdiction of the United States District Court sitting in the Northern District of Texas and the courts of the State of Texas located in Dallas County for the purposes of any suit, action or proceeding arising out of or relating to this Agreement, (ii) hereby waive, and agree not to assert in any such suit, action or proceeding, any claim that he or it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper, and (iii) hereby waive any and all rights they may have to a trial by jury with respect to any suit, action or proceeding based on, or arising out of, under, or in connection with, this Agreement.

          (f) Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

          (g) Entire Agreement. This Agreement is intended by the Company and the Shareholder as a final expression of their agreement and is intended to be a complete and exclusive statement of their agreement and understanding in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the Company and the Shareholder with respect to such subject matter.

          (h) Third Party Beneficiaries. This Agreement is intended for the benefit of the Company, Shareholder and the Purchasers and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity. The Company and Shareholder each specifically acknowledge and agree that each Purchaser is a third party beneficiary of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              BROADCAST INTERNATIONAL, INC.


                              By: ______________________________________
                                   Rodney M. Tiede, President & CEO



                              "SHAREHOLDER":



                              Name: _____________________________________


                              By: _______________________________________
                                        (signature)


                              Title of signatory: _______________________
                              (if not an individual)

                            EXHIBIT H
                    FORM OF SECURITY AGREEMENT




                               H-1